SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2015

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT		06831
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement and Tender Offer Agreement. On April 28, 2015, XPO Logistics, Inc., a Delaware corporation (“XPO”), entered into (1) a Share Purchase Agreement (the “Share Purchase Agreement”) relating to Norbert Dentressangle SA, a French société anonyme (“ND”), among Dentressangle Initiatives, a French société par actions simplifiée, Mr. Norbert Dentressangle, Mrs. Evelyne Dentressangle, Mr. Pierre-Henri Dentressangle, Ms. Marine Dentressangle and XPO and (2) a Tender Offer Agreement (the “Tender Offer Agreement” and, together with the Share Purchase Agreement, the “Transaction Agreements”) between XPO and ND. The Transaction Agreements provide for the acquisition of a majority stake in ND by XPO , followed by an all-cash simplified tender offer by XPO to acquire the remaining outstanding shares.

Pursuant to the terms and subject to the conditions of the Share Purchase Agreement, Dentressangle Initiatives, Mrs. Evelyne Dentressangle, Mr. Pierre-Henri Dentressangle and Ms. Marine Dentressangle (collectively, the “Sellers”) will sell to XPO, and XPO will purchase from the Sellers (the “Share Purchase”), all of the ordinary shares of ND owned by the Sellers, representing a total of approximately 67% of the share capital of ND and all of the outstanding share subscription warrants granted by ND to employees, directors or other officers of ND and its affiliates. Pursuant to the terms and subject to the conditions of the Tender Offer Agreement, as soon as reasonably practicable following completion of the Share Purchase and in any event no later than five business days thereafter, XPO will file with the French Autorité des Marchés Financiers (the “AMF”) a mandatory simplified cash offer (the “Tender Offer”) to purchase all of the outstanding ordinary shares of ND (other than the shares already owned by XPO).

In the Tender Offer Agreement, ND has agreed, among other things, (1) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Tender Offer Agreement and the closing of the Tender Offer and (2) not to solicit alternative acquisition proposals. In the Share Purchase Agreement, Mr. Norbert Dentressangle and the other Sellers have agreed, for three years after the closing date, subject to certain exceptions, not to (A) own, manage, operate, finance, control, advise, render services to, guarantee the obligations of, or be employed by, any person or entity engaged in the logistics, transport or freight forwarding business in any countries in which ND has operations or has operated within 24 months prior to signing, subject to certain limited exceptions (a “Competing Business”), (B) enter into any cooperation, joint venture or partnership with a Competing Business or (C) hold or acquire shares in any entity carrying on a Competing Business to the extent that the shares held or acquired represent more than 5% of such entity’s share capital (other than by way of investment in any investment fund or the like). The Tender Offer Agreement and the Share Purchase Agreement also contain certain other covenants, representations and warranties.

XPO’s and the Sellers’ obligations to complete the Share Purchase are subject to the approval of the Share Purchase under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 Act, as amended, and the applicable antitrust laws of Germany. XPO’s obligations to complete the Share Purchase and the Tender Offer are not subject to any condition related to the availability of financing or to the approval of XPO’s stockholders. Either Party may terminate the Share Purchase Agreement if the closing of the Share Purchase has not been completed on or before October 31, 2015, and XPO and ND may terminate the Tender Offer Agreement if the Share Purchase fails to occur.

The foregoing description of the Share Purchase Agreement and the Tender Offer Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Share Purchase Agreement and the Tender Offer Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 2.2 respectively and are incorporated herein by reference. The Share Purchase Agreement and the Tender Offer Agreement have been included to provide investors with information regarding their terms and are not intended to provide any financial or other factual information about XPO or ND. In particular, the representations, warranties and covenants contained in the Share Purchase Agreement and the Tender Offer Agreement (1) were made only for purposes of those agreements and as of specific dates, (2) were solely for the benefit of the parties to those agreements, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing those matters as facts and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Share Purchase Agreement and the Tender Offer Agreement, which subsequent information may or may not be fully reflected in public disclosures by XPO or ND. Accordingly, investors should read the representations and warranties in the Share Purchase Agreement and in the Tender Offer Agreement not in isolation but only in conjunction with the other information about XPO or ND and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”) and the AMF, respectively.

Senior Unsecured Bridge Credit Facility. On April 28, 2015, XPO entered into a senior unsecured bridge credit facility (the “Bridge Credit Facility”) with certain subsidiaries of XPO from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Agent (“MSSF”), and the Lenders from time to time party thereto. The Bridge Credit Facility provides XPO with the ability to borrow up to €2.40 billion on an unsecured basis.

The Bridge Credit Facility provides for a €2.40 billion term facility that may be borrowed in multiple draws beginning on the closing of the Share Purchase (the “Acquisition Closing Date”) and thereafter during the commitment period of the Bridge Credit Facility. Each borrowing is subject to borrowing conditions customary for facilities of this nature. The Bridge Credit Facility provides that, subject to certain exceptions, net cash proceeds received by XPO from debt and equity issuances shall, until the date that is one year after the Acquisition Closing Date, result in mandatory prepayments or commitment reductions under the Bridge Credit Facility. The proceeds of borrowings under the Bridge Credit Facility may be used to finance the Purchase, the Tender Offer and/or other purchases of shares of ND, to refinance existing indebtedness of ND, and to pay related fees and expenses.

The Bridge Credit Facility contains representations and warranties, affirmative and negative covenants and events of default customary for facilities of this nature.

XPO’s borrowings under the Bridge Credit Facility will bear interest at a rate equal to EURIBOR plus an applicable margin. Under the Bridge Credit Facility the applicable margin equals (i) 4.25% from the Acquisition Closing Date through the 89th day following the Acquisition Closing Date, 4.75% from the 90th day following the Acquisition Closing Date until the 179th day, 5.25% from the 180th day following the Acquisition Closing Daye until the 269th day, and 5.75% thereafter. On the date 364 days after the Acquisition Closing Date, any outstanding bridge loans will be converted into senior unsecured term loans or senior exchange notes bearing interest at 7.00% and maturing five years after the Acquisition Closing Date.

Morgan Stanley Senior Funding, Inc. and its affiliates have various relationships with XPO and its subsidiaries involving the provision of financial services, including investment banking, commercial banking and advisory for which they receive customary fees and may do so in the future.

A copy of the Bridge Credit Facility is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Bridge Credit Facility is qualified in its entirety by reference to the full text of the Bridge Credit Facility.

Item 8.01 Other Events.

Also, on April 28, 2015, in connection with the Share Purchase Agreement, XPO entered into a commitment and syndication letter (the “Commitment Letter”) with MSSF. The Commitment Letter provides that, subject to the conditions set forth therein, MSSF will commit to (i) vote for certain amendments to the Amended and Restated Revolving Loan Credit Agreement dated as of April 1, 2014 by and between XPO, certain of its subsidiaries party thereto, the Commitment Party, as administrative agent, and the other agents and parties thereto or (ii) if such amendments do not become effective prior to the Acquisition Closing Date, provide a $415 million backstop to a new senior secured asset based revolving credit facility (the “Backstop Revolving Credit Facility”). The closing of the Backstop Revolving Credit Facility is subject to certain conditions, including (i) the accuracy of certain representations and warranties, (ii) the execution of satisfactory definitive documentation and (iii) other customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

2.1	Share Purchase Agreement relating to Norbert Dentressangle SA among Dentressangle Initiatives, Mr. Norbert Dentressangle, Mrs. Evelyne Dentressangle, Mr. Pierre-Henri Dentressangle, Ms. Marine Dentressangle and XPO Logistics, Inc., dated as of April 28, 2015.†

2.2	Tender Offer Agreement between XPO Logistics, Inc. and Norbert Dentressangle SA, dated as of April 28, 2015. †

10.1	Senior Unsecured Bridge Credit Facility by and among XPO Logistics, Inc., the other Credit Parties from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Agent, and the Lenders from time to time party thereto.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. XPO hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Forward Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and within the meaning of French stock exchange regulations, including the projected satisfaction of closing conditions for the acquisition and related financing, the expected closing date for the acquisition, the expected impact of the acquisition and the related financing, including the expected impact on XPO Logistics’ results of operations and EBITDA, the retention of the ND management team, the expected ability to integrate operations and technology platforms and to cross-sell services, and the expected ability to retain ND’s businesses and to grow XPO’s and ND’s businesses. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the ND acquisition, including the expected impact on XPO’s results of operations; the ability to obtain the requisite regulatory approvals with respect to the ND acquisition; the ability to realize anticipated synergies and cost savings with respect to acquired companies, including ND; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of ND’s management team; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s and ND’s networks of third-party transportation providers; the ability to retain XPO’s, ND’s and other acquired companies’ largest customers; XPO’s ability to successfully integrate ND and other acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this report are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO, ND or their respective businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and neither XPO nor ND undertakes any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO LOGISTICS, INC.

Date: April 29, 2015	/s/ Gordon E. Devens
Gordon E. Devens Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description of Document

2.1	Share Purchase Agreement relating to Norbert Dentressangle SA among Dentressangle Initiatives, Mr. Norbert Dentressangle, Mrs. Evelyne Dentressangle, Mr. Pierre-Henri Dentressangle, Ms. Marine Dentressangle and XPO Logistics, Inc., dated as of April 28, 2015.†

2.2	Tender Offer Agreement between XPO Logistics, Inc. and Norbert Dentressangle SA, dated as of April 28, 2015.†

10.1	Senior Unsecured Bridge Credit Facility by and among XPO Logistics, Inc., the other Credit Parties from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Agent, and the Lenders from time to time party thereto.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. XPO hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.